UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                           May 20, 2014

     W. R. BERKLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15202	22-1867895
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

475 Steamboat Road, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:                                                          (203) 629-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

W. R. Berkley Corporation (the “Company”) held its Annual Meeting of Stockholders on May 20, 2014.  The meeting involved:  (i) the election of three directors for terms to expire (a) in the case of nominee Mark L. Shapiro, at the Company’s Annual Meeting of Stockholders to be held in 2017 and until his successor is duly elected and qualified, and (b) in the case of nominees George G. Daly and Jack H. Nusbaum, at the Annual Meeting of Stockholders to be held in 2015 and until their respective successors are duly elected and qualified; (ii) the approval of the W. R. Berkley Corporation 2014 Long-Term Incentive Plan; (iii) a resolution approving, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for this Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, or “say-on-pay” vote; and (iv) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The directors elected and the final voting results are as follows:

(i) Election of Directors:

Nominee	For	Against	Abstain	Broker Non Vote
George G. Daly	93,969,626	13,607,961	272,077	8,158,161
Jack H. Nusbaum	86,788,712	20,786,007	274,945	8,158,161
Mark L. Shapiro	90,351,132	17,222,812	275,720	8,158,161

(ii)	Approval of the W. R. Berkley Corporation 2014 Long-Term Incentive Plan:

For	Against	Abstain	Broker Non Vote
104,274,754	3,266,496	308,414	8,158,161

(iii)	Non-Binding Advisory Vote on the Compensation of the Company’s Named Executive Officers (“Say-on-Pay Vote”):

For	Against	Abstain	Broker Non Vote
59,894,684	46,941,418	1,013,562	8,158,161

(iv)	Ratification of the Appointment of KPMG LLP:

For	Against	Abstain
115,529,574	171,320	306,931

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W. R. BERKLEY CORPORATION

By:	/s/ Eugene G. Ballard
	Name:	Eugene G. Ballard
	Title:	Senior Vice President – Chief Financial Officer

Date:  May 20, 2014